Exhibit 99.1

Atlas Pipeline Partners, L.P. Reports Update to its Hedge Positions

PHILADELPHIA–(MARKETWIRE) – September 11, 2006 – Atlas Pipeline Partners L.P. (NYSE: APL) (the “Partnership”) reported today an update to its hedge positions for natural gas, natural gas liquids (“NGLs”) and condensate that it owns and generates in its Mid-Continent processing operations. These new hedging contracts cover future production for the remainder of 2006 through the end of 2009. A summary of the Partnership’s current hedge position is included in the attached schedule.

Atlas Pipeline Partners, L.P. is active in the transmission, gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, Arkansas, northern Texas and the Texas panhandle, the Partnership owns and operates approximately 2,565 miles of intrastate gas gathering pipeline and a 565-mile interstate natural gas pipeline. The Partnership also operates two gas processing plants and a treating facility in Velma, Elk City and Prentiss, Oklahoma where natural gas liquids and impurities are removed. In Appalachia, it owns and operates approximately 1,500 miles of natural gas gathering pipelines in western Pennsylvania, western New York and eastern Ohio. For more information, visit our website at www.atlaspipelinepartners.com or contact bbegley@atlaspipelinepartners.com.

The Partnership’s actual results, performance or achievements could differ materially from those expressed or implied in this release as a result of certain factors, including the price of gas in the Mid-Continent area, actual versus projected volumetric production from wells in the area to be served by the new plant, the NGL content of the natural gas processed and other factors disclosed under “Risk Factors” in our most recent 10-K.

Atlas Pipeline Partners, L.P.

Current Mid-Continent Hedge Position as of September 11, 2006

Natural Gas Liquids Sales

Production Period Ended December 31,	Volume	Average Fixed Price
	(gallons)	(per gallon)
2006	31,122,000	0.76
2007	84,924,000	0.85
2008	33,012,000	0.70
2009	8,568,000	0.75

Crude Oil Sales Options (associated with NGL volume)

Production Period Ended December 31,	Crude Volume	Associated NGL Volume	Average Crude Fixed Price
	(barrels)	(gallons)	(per barrel)
2006	—	—	0.00	Puts purchased
2006	—	—	0.00	Calls sold
2007	—	—	0.00	Puts purchased
2007	—	—	0.00	Calls sold
2008	720,000	40,219,000	60.00	Puts purchased
2008	720,000	40,219,000	84.00	Calls sold
2009	720,000	40,219,000	60.00	Puts purchased
2009	720,000	40,219,000	81.00	Calls sold

Natural Gas Sales

Production Period Ended December 31,	Volume	Average Fixed Price
	(MMBTU)	(per MMBTU)
2006	600,000	7.02
2007	1,080,000	7.26
2008	240,000	7.27

Natural Gas Basis Sales

Production Period Ended December 31,	Volume	Average Fixed Price
	(MMBTU)	(per MMBTU)
2006	600,000	(0.53)
2007	1,080,000	(0.54)
2008	240,000	(0.56)

Natural Gas Purchases

Production Period Ended December 31,	Volume	Average Fixed Price
	(MMBTU)	(per MMBTU)
2006	2,160,000	7.80
2007	6,060,000	8.93	*
2008	3,336,000	8.87	**
2009	2,400,000	8.45

Natural Gas Basis Purchases

Production Period Ended December 31,	Volume	Average Fixed Price
	(MMBTU)	(per MMBTU)
2006	2,160,000	(0.78)
2007	6,060,000	(0.89)
2008	3,336,000	(1.04)
2009	2,400,000	(0.60)

Crude Oil Sales

Production Period Ended December 31,	Volume	Average Fixed Price
	(barrels)	(per barrel)
2006	42,700	52.56
2007	77,900	56.18
2008	65,400	59.42
2009	33,000	62.70

Crude Oil Sales Options

Production Period Ended December 31,	Volume	Average Strike Price
	(barrels)	(per barrel)
2006	6,600	60.00	Puts purchased
2006	6,600	73.38	Calls sold
2007	13,200	60.00	Puts purchased
2007	13,200	73.38	Calls sold
2008	17,400	60.00	Puts purchased
2008	17,400	72.81	Calls sold
2009	30,000	60.00	Puts purchased
2009	30,000	71.25	Calls sold

*	Includes the Partnership’s premium received from its sale of an option for it to sell 4,800,000 mmbtu of natural gas for the year ended December 31, 2007, partially offset by its premium paid from its purchase of an option to purchase 1,200,000 mmbtu of natural gas.
**	Includes the Partnership’s premium received from its sale of an option for it to sell 4,800,000 mmbtu of natural gas for the year ended December 31, 2007.